UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Gateway Drive, P.O. Box 5625, Norcross, Georgia	30091-5625
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers. On May 21, 2008, the Compensation Committee of the Board of Directors of Immucor, Inc. (the “Company”) approved the Company’s Fiscal Year 2009 Bonus Plan (the “Bonus Plan”) and Fiscal Year 2009 Long-Term Incentive Awards Plan (the “LTI Plan”).

Under the terms of the Bonus Plan, the Company’s executive officers will be eligible to receive cash bonuses based on the Company achieving a target net income established by the Compensation Committee (the “Target Net Income”). Executive officers currently include the Company’s Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer and General Counsel.

The table below shows the bonus levels that may be awarded to each of the executive officers depending on the amount of the Company’s net income for the year ending May 31, 2009 as compared to the Target Net Income.

If net income is the following percent of target net income*	Bonus (as percent of base compensation or salary as of May 31, 2009) will be as follows
	Chief Executive Officer	Chief Scientific Officer	Chief Financial Officer and General Counsel
<100%	0%	0%	0%
100%	25%	25%	25%
105%	43.75%	37.5%	31.25%
110%	62.5%	50%	37.5%
115%	81.25%	62.5%	43.75%
120% or above	100%	75%	50%

*	Percentage bonuses will be prorated for in-between percentages. For example, if net income were 108% of target net income, then the bonus for the Chief Executive Officer would be 55% of base compensation [(43.75%) + (.6 x 18.75%)].

Under the LTI Plan, restricted stock and stock option awards will be granted to eligible employees, including executive officers. The target value of LTI Plan awards to executive officers is presented below:

• Chief Executive Officer	200% of base compensation
• Chief Scientific Officer	120% of base compensation
• Chief Financial Officer	120% of base compensation
• General Counsel	120% of base compensation

The targeted mix of awards is 65% of the target value payable in stock option awards and 35% of the target value payable in restricted stock.

In addition, non-executive vice presidents, supervisors, managers and directors will be eligible for cash bonus awards under the Bonus Plan, based on the Company achieving Target Net Income, as well as the results of each employee’s individual performance ratings, and restricted stock and stock option awards under the LTI Plan. A separate discretionary bonus pool of $200,000 will also be established that may be used by the Chief Executive Officer to pay additional discretionary cash bonuses to non-executive officers.

The foregoing description is qualified in its entirety by reference to the Fiscal Year 2009 Bonus Plan and Fiscal Year 2009 Long-Term Incentive Awards Plan, copies of which are attached hereto as Exhibit 10.1 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fiscal Year 2009 Bonus Plan and Fiscal Year 2009 Long-Term Incentive Awards Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: May 28, 2008	By:	/s/ Philip H. Moïse
Philip H. Moïse
Vice President and General Counsel